Exhibit 10.iii.(s)


                            IMC GLOBAL INC.
         DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS


     1.   Purpose

          The purpose of the Deferred Compensation Plan for Non-Employee Directors (the "Plan") is to attract and retain well-qualified persons who are not employees of IMC Global Inc. (the "Company") or any of its subsidiaries for service as directors of the Company by providing such persons with the opportunity to defer all or a portion of the compensation which they earn as directors of the Company.

     2.   Administration

          The Board of Directors of the Company (the "Board") shall have the authority to administer and interpret the provisions of the Plan and to prescribe forms and promulgate rules and regulations with respect thereto. All determinations of the Board with respect to the plan shall be final and binding upon all persons.

     3.   Eligibility

          Directors of the Company who are not employees of the Company or any of its subsidiaries are eligible to participate in the Plan.

     4.   Election to Defer

          (a) An election to defer, or to cease to defer, compensation earned as a director of the Company shall be effective only with respect to compensation earned in calendar years following the year in which the election is made. An election to defer shall specify the time of payment of the compensation subject to such election, plus interest credited thereon prior to the payment date. All elections shall be in writing and shall be made on such forms, at such time and in such manner as the Board may from time to time prescribe.

          (b) An election shall be binding upon, and shall inure to the benefit of the participant, the participant's designated beneficiary, the heirs, legatees and personal representatives of the participant and beneficiary and the successors and assigns of the Company.

     5.   Deferral of Compensation

          (a) Each participant may, with respect to compensation earned as a director of the Company, elect to have all or a portion of such compensation deferred and, together with the interest credited thereon, paid in cash in the manner set forth in paragraph 5(d) below.

          (b)   A  bookkeeping  account shall be established  for  each
participant.   The  account  shall reflect  the  amount  to  which  the
participant is entitled in accordance with paragraph 5(c) below.

          (c) The account of a participant who elects to defer compensation shall be credited with the dollar amount of compensation so deferred on each date that the participant is entitled to payment for services as a director. Interest on the balance of the account shall be computed and credited quarterly on March 31, June 30, September 30 and December 31 of each year at the prime rate published in the "Money Rates" section of The Wall Street Journal on the first business day of the calendar quarter ending on such date plus two percentage points (2%).

          (d) Payment to the participant of amounts deferred pursuant to a deferral election, together with the interest credited thereon, shall be made in a single cash payment on the earlier of (i) the payment date specified in the participant's election or (ii) the month of January in the second calendar year following the participant's retirement or other termination of service as a director of the Company.

     6.   Payment in the Event of Participant's Death

          (a) Any of the deferred compensation which shall not have been paid to the participant during his or her lifetime shall be paid within 60 days after the participant's death to such person or persons as the participant may designate in writing to receive the same. The participant shall have the right during his or her lifetime to designate and to change the designation of the person or persons to whom the Company shall make any payments of deferred compensation remaining unpaid at the death of the participant. The Company shall rely upon the last of such written designations in its possession in making any such payments.

          (b) If any of the deferred compensation shall remain unpaid upon the death of the last to survive of the participant or the participant's beneficiary, the Company shall pay the aggregate amount thereof to the executor or administrator of the estate of the last to survive of the participant and the participant's beneficiary.

     7.   No Right of Assignment or Acceleration

          The right of the participant, and the participant's beneficiary, to receive deferred compensation is personal and is not subject to the acceleration or assignment. The Company shall have no liability for the payment of any of the deferred compensation to any other person or in any other manner than as provided in this Plan.

     8.   Amendment or Discontinuance

          The Board may amend, rescind or terminate the Plan as it shall deem advisable; provided, however, that no change shall be made with respect to compensation deferred under the Plan which would impair a participant's rights to such compensation without his or her consent.

     9.   Governing Law

          This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Illinois pertaining to contracts made and to be performed wholly within such jurisdiction, except as federal law may apply.

     10.  Effective Date

          The Plan shall be effective with respect to compensation earned for service as a director of the Company on and after January 1, 1998.